Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2022 Results

•	Revenue of $732 million in Q4’22, down 17% from record Q4’21

•	Revenue of $3,155 million in FY 2022, down 15% from record FY 2021

•	Test Revenue contracted 17% in FY 2022

•	Industrial Automation revenue grew 7% in dollar terms in FY2022, 15% in constant currency.

•	Expect to repurchase up to $500 million in shares in 2023

	Q4’22	Q4’21	Q3’22	FY 2022	FY 2021
Revenue (mil)	$732	$885	$827	$3,155	$3,703
GAAP EPS	$1.04	$1.26	$1.10	$4.22	$5.53
Non-GAAP EPS	$0.92	$1.37	$1.15	$4.25	$5.98

NORTH READING, Mass. – January 25, 2023 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $732 million for the fourth quarter of 2022 of which $481 million was in Semiconductor Test, $100 million in System Test, $40 million in Wireless Test and $110 million in Industrial Automation (IA). GAAP net income for the fourth quarter was $172.3 million or $1.04 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $150.8 million, or $0.92 per diluted share, which excluded pension actuarial gains, acquired intangible asset amortization, restructuring and other charges, and included the related tax impact on non-GAAP adjustments.

“We delivered better than expected results in the fourth quarter on higher revenue and gross margins and lower expenses than planned,” said Teradyne CEO Mark Jagiela. “Increased shipments of our Eagle products serving the automotive and industrial chip markets combined with stronger demand for UR cobots in the quarter drove the improved results.”

Teradyne President Greg Smith added, “Balancing those positive Q4 results, we expect a step down in demand in our Semiconductor and Storage Test markets which will persist at least through the first half of the year as device manufacturers adjust their production to rebalance supply, demand, and inventory levels. This near-term slow-down is consistent with past industry cycles and we believe the long-term drivers of test demand remain firmly in place supported by expanding applications for complex semiconductor devices in compute, mobility, automotive and across the global economy.”

Teradyne’s Board of Directors declared a quarterly cash dividend of $0.11 per share, payable on March 17, 2023 to shareholders of record as of the close of business on February 17, 2023. The Board also authorized a $2 billion share repurchase program and the company expects to repurchase up to $500 million of its common stock in 2023.

Guidance for the first quarter of 2023 is revenue of $550 million to $630 million, with GAAP net income of $0.26 to $0.49 per diluted share and non-GAAP net income of $0.28 to $0.52 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, January 26. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at https://investors.teradyne.com/events-presentations.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges and discloses certain revenue at constant currency. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, losses on convertible debt conversions, non-cash convertible debt interest, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. Constant currency revenue excludes the impact of changes in foreign currency exchange rates, which are required by GAAP. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2022, Teradyne had revenue of $3.2 billion and today employs over 6,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the global pandemic of the novel strain of the coronavirus (COVID-19), results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, sanctions against Russia and Russian companies, and the impact of U.S. and Chinese export and tariff laws, including new regulations published by the U.S. Department of Commerce on October 7, 2022. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, the impact of cost increases from inflation on materials, employee wages, third party labor, and contract manufacturing, sanctions against Russia and Russian companies, the impact of any tariffs or export controls imposed by the U.S. or China, compliance with trade protection measures or export restrictions, the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers, the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela, or the impact of regulations published by the U.S. Department of Commerce relating to the export of semiconductors and semiconductor manufacturing equipment destined to certain end users and for certain end uses in China. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2026 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2026 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On October 7, 2022, the U.S. Department of Commerce published new regulations restricting the export to China of advanced semiconductors, supercomputer technology, equipment for the manufacturing of advanced semiconductors and components and technology for the manufacturing in China of certain semiconductor manufacturing equipment. The new restrictions are lengthy and complex. Teradyne continues to assess the impact of these regulations on its business. At this time, the Company has determined that restrictions on the sale of semiconductor testers in China to test certain advanced semiconductors will impact Teradyne’s sales to certain companies in China. Several multinational companies manufacturing these advanced semiconductors in China have obtained one-year licenses allowing suppliers such as Teradyne to continue to provide testers to the facilities operated by these companies. We expect that other companies manufacturing advanced semiconductors in China will not receive licenses, thereby restricting Teradyne’s ability to provide testers to the facilities operated by these companies that do not receive a license. The Company also is assessing the filing of license requests to sell to and support certain customers in China for certain end uses that, if granted, may reduce the impact of these restrictions on the Company’s business. At this time, Teradyne does not know the impact these end user and end use restrictions will have on its business in China or on future revenues. In addition to the specific restrictions impacting Teradyne’s business, the regulations may have an adverse impact on certain actual or potential customers and on the global semiconductor industry. To the extent the regulations impact actual and potential customers or disrupt the global semiconductor industry, Teradyne’s business and revenues will be adversely impacted.

The Company also has determined that the restrictions on the export of certain US origin components and technology for use in the development and production in China of certain semiconductor manufacturing equipment impact its manufacturing and development operations in China. Teradyne has received a temporary authorization from the Department of Commerce allowing the Company to continue its manufacturing and development operations in China until the Department of Commerce issues a license to replace this temporary authorization. The Company cannot assess the likelihood or timing of receiving this license. In addition to requesting a license, the Company is implementing procedures for minimizing the impact of these new regulations, but there is no assurance that these procedures will succeed.

Following Russia’s invasion of Ukraine in February 2022, the U.S. and other countries imposed significant sanctions against the Russian government and many Russian companies and individuals. Although Teradyne does not have significant operations in Russia, the sanctions could impact Teradyne’s business in other countries and could have a negative impact on the Company’s supply chain, either of which could adversely affect Teradyne’s business and financial results.

COVID-19 has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, government vaccination mandates and other government regulations. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. As Teradyne implements measures to comply with additional regulations, the Company may experience increased compliance costs, increased risk of non-compliance and increased risk of employee attrition.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and constraints within the Company’s supply chain. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2022 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of in person participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 continues to impact Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, the 2026 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; the impact of cost increases from inflation on materials, employee wages, third party labor, and contract manufacturing; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed by the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela; sanctions imposed against the Russian government and certain Russian companies and individuals by the U.S., and other countries; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2022. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2022

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenues	$731,836	$827,073	$885,047	$3,155,045	$3,702,881
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	311,387	341,694	357,998	1,287,894	1,496,225

Gross profit	420,449	485,379	527,049	1,867,151	2,206,656
Operating expenses:
Selling and administrative	142,752	135,632	142,747	558,103	547,559
Engineering and development	108,810	111,715	109,965	440,591	427,609
Acquired intangible assets amortization	4,670	4,729	5,163	19,333	21,456
Restructuring and other (2)	(2,369)	1,796	12,738	17,185	9,312

Operating expenses	253,863	253,872	270,613	1,035,212	1,005,936
Income from operations	166,586	231,507	256,436	831,939	1,200,720
Interest and other (income) expense (3)	(28,651)	5,310	1,256	(8,446)	39,765

Income before income taxes	195,237	226,197	255,180	840,385	1,160,955
Income tax provision	22,936	42,712	31,140	124,884	146,366

Net income	$172,301	$183,485	$224,040	$715,501	$1,014,589

Net income per common share:
Basic	$1.11	$1.17	$1.38	$4.52	$6.15

Diluted	$1.04	$1.10	$1.26	$4.22	$5.53

Weighted average common shares - basic	155,762	156,364	162,769	158,434	164,960

Weighted average common shares - diluted (4)	165,468	166,733	178,020	169,734	183,625

Cash dividend declared per common share	$0.11	$0.11	$0.10	$0.44	$0.40

(1) Cost of revenues includes:	Quarter Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Provision for excess and obsolete inventory	$11,787	$12,234	$3,700	$31,452	$15,475
Sale of previously written down inventory	(828)	(269)	(434)	(1,808)	(2,477)

	$10,959	$11,965	$3,266	$29,644	$12,998

(2) Restructuring and other consists of:	Quarter Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Employee severance	$775	$1,215	$284	$2,924	$1,525
Gain on sale of asset	(3,410)	—	—	(3,410)	—
Litigation settlement	—	—	12,000	14,700	12,000
Contingent consideration fair value adjustment	—	—	—	—	(7,227)
Other	266	581	454	2,971	3,014

	$(2,369)	$1,796	$12,738	$17,185	$9,312

(3) Interest and other includes:	Quarter Ended			Twelve Months Ended
	December 31, 2022	October 2, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Pension actuarial gains	$(25,592)	$—	$(1,590)	$(25,584)	$(2,217)
Loss on convertible debt conversions	—	—	3,431	—	28,828
Non-cash convertible debt interest	—	—	1,166	—	10,286

	$(25,592)	$—	$3,007	$(25,584)	$36,897

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2022, October 2, 2022, and December 31, 2021, 1.2 million, 1.5 million and 3.4 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2022 and December 31, 2021, 1.8 million and 7.4 million shares, respectively, have been included in diluted shares. For the quarters ended December 31, 2022, October 2, 2022 and December 31, 2021, diluted shares also included 7.9 million, 8.3 million and 10.5 million shares, respectively, from the convertible note hedge transaction. For the twelve months ended December 31, 2022 and December 31, 2021, diluted shares included 8.8 million and 10.0 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$854,773	$1,122,199
Marketable securities	39,612	244,231
Accounts receivable, net	491,145	550,749
Inventories, net	325,019	243,330
Prepayments	532,962	406,266
Other current assets	14,404	9,452

Total current assets	2,257,915	2,576,227
Property, plant and equipment, net	418,683	387,240
Operating lease right-of-use assets, net	73,734	68,807
Marketable securities	110,777	133,858
Deferred tax assets	142,784	102,428
Retirement plans assets	11,761	15,110
Other assets	28,925	24,096
Acquired intangible assets, net	53,478	75,635
Goodwill	403,195	426,024

Total assets	$3,501,252	$3,809,425

Liabilities
Accounts payable	$139,722	$153,133
Accrued employees’ compensation and withholdings	212,266	253,667
Deferred revenue and customer advances	148,285	146,185
Other accrued liabilities	112,271	124,187
Operating lease liabilities	18,594	19,977
Income taxes payable	65,010	88,789
Current debt	50,115	19,182

Total current liabilities	746,263	805,120
Retirement plans liabilities	116,005	151,141
Long-term deferred revenue and customer advances	45,131	54,921
Long-term other accrued liabilities	15,981	15,497
Deferred tax liabilities	3,267	6,327
Long-term operating lease liabilities	64,176	56,178
Long-term income taxes payable	59,135	67,041
Debt	—	89,244

Total liabilities	1,049,958	1,245,469

Mezzanine equity	—	1,512
Shareholders’ equity	2,451,294	2,562,444

Total liabilities, convertible common shares and shareholders’ equity	$3,501,252	$3,809,425

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$172,301	$224,040	$715,501	$1,014,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,861	23,207	90,763	91,073
Stock-based compensation	10,808	10,994	48,228	45,643
Provision for excess and obsolete inventory	11,787	3,700	31,452	15,475
Amortization	4,900	6,786	19,912	34,412
Retirement plans actuarial gains	(25,592)	(1,590)	(25,584)	(2,217)
Deferred taxes	(10,320)	(6,573)	(38,693)	(17,305)
Gains on sale of asset	(3,410)	—	(3,410)	—
(Gains) losses on investments	(1,451)	(1,660)	9,985	(6,410)
Contingent consideration fair value adjustment	—	—	—	(7,227)
Loss on convertible debt conversions	—	3,431	—	28,828
Other	1,621	28	2,353	271
Changes in operating assets and liabilities
Accounts receivable	46,380	45,521	50,628	(57,778)
Inventories	(11,992)	(15,448)	(80,809)	6,495
Prepayments and other assets	(46,382)	(37,282)	(140,713)	(175,846)
Accounts payable and other liabilities	11,911	64,435	(60,507)	129,499
Deferred revenue and customer advances	(337)	1,174	(6,233)	9,873
Retirement plans contributions	(1,219)	(1,282)	(5,116)	(5,405)
Income taxes	1,536	11,802	(29,834)	(5,604)

Net cash provided by operating activities	183,402	331,283	577,923	1,098,366

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,577)	(29,310)	(163,249)	(132,472)
Purchases of marketable securities	(20,234)	(152,311)	(287,409)	(661,781)
Proceeds from sales of marketable securities	8,858	57,029	268,058	266,466
Proceeds from maturities of marketable securities	40,849	88,871	222,941	660,148
Proceeds from sale of asset	3,410	—	3,410	—
Purchase of investment	—	—	—	(12,000)

Net cash (used for) provided by investing activities	(1,694)	(35,721)	43,751	120,361

Cash flows from financing activities:
Dividend payments	(17,133)	(16,266)	(69,711)	(65,977)
Payments of convertible debt principal	(14,754)	(40,993)	(66,759)	(342,990)
Repurchase of common stock	(2,082)	(193,820)	(752,082)	(600,000)
Payments related to net settlement of employee stock compensation awards	(183)	(258)	(33,170)	(32,303)
Issuance of common stock under stock purchase and stock option plans	—	96	28,733	32,686

Net cash used for financing activities	(34,152)	(251,241)	(892,989)	(1,008,584)

Effects of exchange rate changes on cash and cash equivalents	(3,529)	(1,576)	3,889	(2,065)

Increase (decrease) in cash and cash equivalents	144,027	42,745	(267,426)	208,078
Cash and cash equivalents at beginning of period	710,746	1,079,454	1,122,199	914,121

Cash and cash equivalents at end of period	$854,773	$1,122,199	$854,773	$1,122,199

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2022	% of Net Revenues			October 2, 2022	% of Net Revenues			December 31, 2021	% of Net Revenues
Net revenues	$731.8				$827.1				$885.0
Gross profit GAAP and non-GAAP	$420.4	57.4%			$485.4	58.7%			$527.0	59.5%
Income from operations - GAAP	$166.6	22.8%			$231.5	28.0%			$256.4	29.0%
Restructuring and other (1)	(2.4)	-0.3%			1.8	0.2%			12.7	1.4%
Acquired intangible assets amortization	4.7	0.6%			4.7	0.6%			5.2	0.6%

Income from operations - non-GAAP	$168.9	23.1%			$238.0	28.8%			$274.3	31.0%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2022	% of Net Revenues	Basic	Diluted	October 2, 2022	% of Net Revenues	Basic	Diluted	December 31, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$172.3	23.5%	$1.11	$1.04	$183.5	22.2%	$1.17	$1.10	$224.0	25.3%	$1.38	$1.26
Restructuring and other (1)	(2.4)	-0.3%	(0.02)	(0.01)	1.8	0.2%	0.01	0.01	12.7	1.4%	0.08	0.07
Acquired intangible assets amortization	4.7	0.6%	0.03	0.03	4.7	0.6%	0.03	0.03	5.2	0.6%	0.03	0.03
Pension mark-to-market adjustment (2)	(25.6)	-3.5%	(0.16)	(0.15)	—	—	—	—	(1.6)	-0.2%	(0.01)	(0.01)
Loss on convertible debt conversions (2)	—	—	—	—	—	—	—	—	3.4	0.4%	0.02	0.02
Interest and other (2)	—	—	—	—	—	—	—	—	1.2	0.1%	0.01	0.01
Exclude discrete tax adjustments	(2.8)	-0.4%	(0.02)	(0.02)	(0.5)	-0.1%	(0.00)	(0.00)	(6.5)	-0.7%	(0.04)	(0.04)
Non-GAAP tax adjustments	4.5	0.6%	0.03	0.03	(0.3)	0.0%	(0.00)	(0.00)	(0.3)	0.0%	(0.00)	(0.00)
Convertible share adjustment (3)	—	—	—	0.01	—	—	—	0.01	—	—	—	0.03

Net income - non-GAAP	$150.8	20.6%	$0.97	$0.92	$189.2	22.9%	$1.21	$1.15	$238.1	26.9%	$1.46	$1.37

GAAP and non-GAAP weighted average common shares - basic	155.8				156.4				162.8
GAAP weighted average common shares - diluted	165.5				166.7				178.0
Exclude dilutive shares related to convertible note transaction	(1.2)				(1.5)				(3.4)

Non-GAAP weighted average common shares - diluted	164.3				165.2				174.6

(1) Restructuring and other consists of:
	Quarter Ended
	December 31, 2022				October 2, 2022				December 31, 2021
Employee severance	$0.8				$1.2				$0.3
Gain on sale of asset	(3.4)				—				—
Litigation settlement	—				—				12.0
Other	0.3				0.6				0.5

	$(2.4)				$1.8				$12.7

(2)

For the quarter ended December 31, 2021, adjustment to exclude loss on convertible debt conversions. For the quarter ended December 31, 2021, Interest and other included non-cash convertible debt interest expense. For the quarters ended December 31, 2022 and December 31, 2021, adjustments to exclude actuarial (gain)loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended December 31, 2022, October 2, 2022, and December 31, 2021, the non-GAAP diluted EPS calculation adds back $0.2 million, $0.2 million, and $0.4 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended December 31, 2022, October 2, 2022, and December 31, 2021, non-GAAP weighted average diluted common shares include 7.9 million, 8.3 million and 10.5 million shares, respectively, from the convertible note hedge transaction.

	Twelve Months Ended
	December 31, 2022	% of Net Revenues			December 31, 2021	% of Net Revenues
Net Revenues	$3,155.0				$3,702.9
Gross profit GAAP and non-GAAP	$1,867.2	59.2%			$2,206.7	59.6%
Income from operations - GAAP	$831.9	26.4%			$1,200.7	32.4%
Restructuring and other (1)	17.2	0.5%			9.3	0.3%
Acquired intangible assets amortization	19.3	0.6%			21.5	0.6%

Income from operations - non-GAAP	$868.4	27.5%			$1,231.5	33.3%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2022	% of Net Revenues	Basic	Diluted	December 31, 2021	% of Net Revenues	Basic	Diluted
Net income - GAAP	$715.5	22.7%	$4.52	$4.22	$1,014.6	27.4%	$6.15	$5.53
Restructuring and other (1)	17.2	0.5%	0.11	0.10	9.3	0.3%	0.06	0.05
Acquired intangible assets amortization	19.3	0.6%	0.12	0.11	21.5	0.6%	0.13	0.12
Loss on convertible debt conversions (2)	—	—	—	—	28.8	0.8%	0.17	0.16
Interest and other (2)	—	—	—	—	10.3	0.3%	0.06	0.06
Pension mark-to-market adjustment (2)	(25.6)	-0.8%	(0.16)	(0.15)	(2.2)	-0.1%	(0.01)	(0.01)
Exclude discrete tax adjustments	(12.1)	-0.4%	(0.08)	(0.07)	(28.6)	-0.8%	(0.17)	(0.16)
Non-GAAP tax adjustments	(1.4)	0.0%	(0.01)	(0.01)	(3.4)	-0.1%	(0.02)	(0.02)
Convertible share adjustment (3)	—	—	—	0.05	—	—	—	0.24

Net income - non-GAAP	$712.9	22.6%	$4.50	$4.25	$1,050.3	28.4%	$6.37	$5.98

GAAP and non-GAAP weighted average common shares - basic	158.4				165.0
GAAP weighted average common shares - diluted	169.7				183.6
Exclude dilutive shares from convertible note	(1.8)				(7.4)

Non-GAAP weighted average common shares - diluted	167.9				176.2

	Twelve Months Ended
	December 31, 2022				December 31, 2021
Industrial Automation revenues
As reported	$403.1				$375.9
Currency exchange rate fluctuations	18.5				(8.4)

Constant currency total revenues (4)	$421.6				$367.5

(1) Restructuring and other consists of:
	Twelve Months Ended
	December 31, 2022				December 31, 2021
Litigation settlement	$14.7				$12.0
Employee severance	2.9				1.5
Gain on sale of asset	(3.4)				—
Contingent consideration fair value adjustment	—				(7.2)
Other	3.0				3.0

	$17.2				$9.3

(2)

For the twelve months ended December 31, 2021, adjustment to exclude loss on convertible debt conversions. For the twelve months ended December 31, 2021, Interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2022 and December 31, 2021, adjustment to exclude actuarial gain recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the twelve months ended December 31, 2022 and December 31, 2021, the non-GAAP diluted EPS calculation adds back $1.0 million and $3.7 million, respectively, of convertible debt interest expense to non-GAAP net income. For the twelve months ended December 31, 2022 and December 31, 2022, non-GAAP weighted average diluted common shares include 8.8 million and 10.0 million shares, respectively, related to the convertible debt hedge transaction.

(4)

Currency exchange rates are used to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between period activity translated using the period’s currency exchange rates and the rates as of December 31, 2021.

GAAP to Non-GAAP Reconciliation of First Quarter 2023 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$550 million	to	$630 million
GAAP net income per diluted share	$0.26		$0.49
Exclude acquired intangible assets amortization	0.03		0.03

Non-GAAP net income per diluted share	$0.28		$0.52

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations